Exhibit 99.1

ARCH CAPITAL GROUP LTD.

APPOINTS LOUIS J. PAGLIA AND EUGENE S. SUNSHINE

TO BOARD OF DIRECTORS

HAMILTON, BERMUDA, July 14, 2014 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Louis J. Paglia and Eugene S. Sunshine have been appointed to the Company’s Board of Directors.

Mr. Paglia founded Customer Choice LLC in April 2010, a data analytics company serving the electric utility industry.  He previously served as Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company.  Mr. Paglia also served as UIL Holdings’ Chief Financial Officer and as President of its investment subsidiaries.  Prior to joining UIL Holdings, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company.  Prior to that, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc. and Emisphere Technologies, Inc.  He is currently a member of the boards of directors of NorthStar Realty Finance Corp. and NorthStar Asset Management Group Inc.

Mr. Sunshine is the Senior Vice President for Business and Finance at Northwestern University, the University’s chief financial and administrative officer.  Before joining Northwestern in 1997, he was Senior Vice President for Administration at The John Hopkins University.  Prior to Johns Hopkins, Mr. Sunshine held positions as New York State Deputy Commissioner for Tax Policy and New York State Treasurer as well as Director of Energy Conservation for the New York State Energy Office.  He currently is a member of the boards of directors of Chicago Board Options Exchange, Nuveen Investments, Inc. and PlattForm Advertising.  He also serves as Chairman of the Board of Rubicon, an insurance affiliate of Northwestern University.  Mr. Sunshine is a former member of the boards of Bloomberg L.P. and National Mentors Holdings.

Dinos Iordanou, Chairman, President and Chief Executive Officer of the Company, said, “We are extremely pleased to have both Lou and Gene join our Board of Directors.  Our Company will benefit from their substantial financial and operational experience.”

Kewsong Lee, Lead Director and Chairman of the Executive and Nominating Committees, added, “We are very pleased to welcome our new directors to the Company’s Board and look forward to their insight and contributions for many years to come.”

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $6.79 billion in capital at March 31, 2014, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
Mark D. Lyons
(441) 278-9250